UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 19, 2017

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 19, 2017, KMG Chemicals, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”), by and among the Company, the other borrower parties referred to therein, and KeyBank National Association, as administrative agent (the “Agent”). The Amendment amends that certain Credit Agreement dated as of June 15, 2017 (the “Credit Agreement”), by among the Company, as borrower, the Agent, as agent, the lenders referred to therein, as lenders, KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc., and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and ING Capital LLC, as documentation agent.

The Amendment reduces the interest rate margins applicable to borrowings under term loans and revolving loans made under the Credit Agreement. Under the Amendment, the $356 million currently outstanding under our existing term loan now bears interest at a varying rate of LIBOR plus a margin based on net funded debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), as described in the table below.

Term Loan - Ratio of Net Funded Debt to Adjusted EBITDA	Margin
Greater than 2.50 to 1.0	2.75%
Less than or equal to 2.50 to 1.0	2.50%

Prior to the date of the Amendment, our existing term loan bore interest at a rate of LIBOR plus 4.00%. Following the Amendment, it now bears interest at a rate of LIBOR plus 2.75%.

In addition, under the Amendment revolving loans bear interest at a varying rate of LIBOR plus a margin based on net funded debt to adjusted EBITDA, as described in the table below.

Revolving Loans - Ratio of Net Funded Debt to Adjusted EBITDA	Margin
Greater than 4.25 to 1.0	2.75%
Greater than 3.75 to 1.0, but less than or equal to 4.25 to 1.0	2.50%
Less than 3.75 to 1.0	2.25%

Prior to the Amendment, revolving loans bore interest at a rate of LIBOR plus 3.00%. Following the Amendment, revolving loans bear interest at a rate of LIBOR plus 2.25%. There are currently no outstanding revolving loans under the Credit Agreement. The Amendment reduces the fee on the unused amount of commitments under the revolving loan facility from 0.5% to 0.375%.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

10.1

First Amendment to Credit Agreement, dated as of December 19, 2017, by and among KMG Chemicals, Inc. and the other Borrower Parties referred to therein, as Borrowers, and KeyBank National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: December 19, 2017
Roger C. Jackson,
Vice President, General Counsel and Secretary